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                                              EXHIBIT 2
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
                    IDENTIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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                  Smith Barney Fund Management LLC and Citigroup Global Markets Limited

                  Each of the undersigned hereby affirms the identification of the subsidiary(s)
                  which acquired the securities filed for in this Schedule 13G.



                  Date: July 9, 2003


                                          CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                          By: /s/ Joseph B. Wollard
                                              --------------------------------
                                              Name:  Joseph B. Wollard
                                              Title: Assistant Secretary


                                          CITIGROUP INC.


                                          By: /s/ Serena D. Moe
                                              --------------------------------
                                               Name:  Serena D. Moe
                                               Title: Assistant Secretary

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